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Exhibit 99.2

OFFICEMAX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	October 25, 2003	October 26, 2002	October 25, 2003	October 26, 2002
TOTAL SALES	$1,286,223	$1,255,606	$3,558,739	$3,440,029
COST OF MERCHANDISE SOLD INCLUDING BUYING & OCCUP COSTS	943,473	937,942	2,647,098	2,576,054

GROSS MARGIN	342,750	317,664	911,641	863,975
STORE OPERATING & SELLING EXPENSES	282,057	265,963	800,407	766,263
GEN & ADMIN EXPENSES	34,520	32,859	99,668	102,041

TOTAL OPERATING EXPENSES	316,577	298,822	900,075	868,304

OPERATING INCOME	26,173	18,842	11,566	(4,329)
INTEREST EXPENSE, NET	1,028	1,280	2,443	4,746

INCOME BEFORE INCOME TAXES	25,145	17,562	9,123	(9,075)
INCOME TAX BENEFIT	—	—	—	(57,500)
JV MINORITY INTEREST	1,079	1,050	1,980	1,757

NET INCOME	$24,066	$16,512	$7,143	$46,668

INCOME PER COMMON SHARE:
BASIC	$0.19	$0.13	$0.06	$0.38
DILUTED	$0.18	$0.13	$0.06	$0.37
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC	127,961	124,011	126,138	123,723
DILUTED	132,647	124,790	128,493	124,867

OFFICEMAX, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 25, 2003	January 25, 2003
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$143,346	$137,143
Accounts receivable, net of allowances of $1,020 and $1,073, respectively	114,693	90,339
Merchandise inventories	936,313	927,679
Other current assets	34,448	27,585

Total current assets	1,228,800	1,182,746
Property and Equipment:
Buildings and land	36,271	36,133
Leasehold improvements	219,247	183,547
Furniture, fixtures and equipment	669,485	645,466

Total property and equipment	925,003	865,146
Less: Accumulated depreciation	(628,786)	(567,709)

Property and equipment, net	296,217	297,437
Other assets and deferred charges	15,316	14,763
Goodwill, net of accumulated amortization of $89,757	290,495	290,495

	$1,830,828	$1,785,441

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable—trade	$502,632	$437,884
Accrued expenses and other liabilities	196,725	227,022
Accrued salaries and related expenses	47,336	60,190
Taxes other than income taxes	89,864	79,781
Credit facilities	—	—
Redeemable preferred shares—Series B	—	21,750
Mortgage loan, current portion	133	128

Total current liabilities	836,690	826,755
Mortgage loan	1,281	1,390
Other long-term liabilities	152,673	157,587

Total liabilities	990,644	985,732

Commitments and contingencies	—	—
Minority interest	20,047	19,264
Shareholders' equity:
Common stock, without par value; 200,000,000 shares authorized; 140,344,516 and 134,801,656 shares issued and outstanding, respectively	869,405	887,556
Cumulative translation adjustment	(3,716)	(2,457)
Deferred stock compensation	(191)	(153)
Retained (deficit)/earnings	(6,722)	(13,865)
Less: Treasury stock, at cost	(38,639)	(90,636)

Total shareholders' equity	820,137	780,445

	$1,830,828	$1,785,441

OFFICEMAX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	39 Weeks Ended
	October 25, 2003	October 26, 2002
Cash provided by (used for):
Operations
Net income	$7,143	$46,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,698	67,308
Other—net	2,377	632
Changes in current assets and liabilities:
Increase in inventories	(9,983)	(95,971)
Increase (decrease) in accounts payable	50,660	(10,271)
(Increase) decrease in accounts receivable	(25,438)	11,337
(Decrease) increase in accrued liabilities	(24,630)	12,672
Store closing and asset impairment	(17,306)	(18,267)
Other—net	507	(15,665)

Net cash provided by (used for) operations	50,028	(1,557)

Investing
Capital expenditures	(71,660)	(33,007)
Other—net	(572)	(2,905)

Net cash used for investing	(72,232)	(35,912)

Financing
Increase in revolving credit facility	—	19,000
Payments of mortgage principal	(104)	(99)
Increase in overdraft balances	15,994	10
Proceeds from issuance of common stock, net	33,846	3,578
Redemption of preferred share purchase rights	(21,750)	—
Other—net	854	(1,002)

Net cash provided by financing	28,840	21,487
Effect of exchange rate changes on cash and equivalents	(433)	(733)

Net increase (decrease) in cash and equivalents	6,203	(16,715)
Cash and equivalents, beginning of period	137,143	76,751

Cash and equivalents, end of period	$143,346	$60,036

OFFICEMAX, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE 13 AND 39 WEEKS ENDED
OCTOBER 25, 2003 AND OCTOBER 26, 2002

Significant Accounting and Reporting Policies

1.
The accompanying unaudited consolidated financial statements have been prepared from the financial records of OfficeMax, Inc. and its subsidiaries (the "Company" or "OfficeMax") and reflect all adjustments which are, in the opinion of management, necessary to fairly present the results of the interim periods covered in this report. The results for any interim period are not necessarily indicative of the results to be expected for the full fiscal year.

2.
The Company's consolidated financial statements for the 13 and 39 weeks ended October 25, 2003 and October 26, 2002 included in this Report on Form 8-K have been prepared in accordance with the accounting policies described in the Notes to Consolidated Financial Statements for the fiscal year ended January 25, 2003 which are attached as Exhibit 99.1 to this Report on Form 8-K. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and the notes thereto attached as Exhibit 99.1 referred to above. Certain reclassifications have been made to prior year amounts to conform to the current presentation.

3.
OfficeMax serves its customers through nearly 1,000 superstores, e-Commerce Web sites and direct-mail catalogs. The Company has operations in the United States, Canada, Puerto Rico, the U.S. Virgin Islands and Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores also feature CopyMax and FurnitureMax, store-within-a-store modules devoted exclusively to print-for-pay services and office furniture. The Company also reaches customers in the United States with an offering of over 40,000 items through its e-Commerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax inventory distribution facilities, 17 delivery centers and two national customer call and contact centers.

4.
The Company accounts for stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and provides pro forma disclosures of compensation expense determined under the fair value provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." The following pro forma disclosures of compensation expense are based on the fair value provisions of FAS 123 using the Black-Scholes option pricing model to estimate the fair value of options at the date of grant.

	13 Weeks Ended		39 Weeks Ended
	October 25, 2003	October 26, 2002	October 25, 2003	October 26, 2002
	(In thousands, except per share data)
Net income, as reported	$24,066	$16,512	$7,143	$46,668
Stock-based compensation excluded from reported net income	1,446	1,277	2,351	3,599

Pro forma net income	$22,620	$15,235	$4,792	$43,069

Pro forma basic earnings per common share	$0.18	$0.12	$0.04	$0.35

Pro forma diluted earnings per common share	$0.17	$0.12	$0.04	$0.34

5.
The components of the Company's comprehensive income are as follows:

	13 Weeks Ended		39 Weeks Ended
	October 25, 2003	October 26, 2002	October 25, 2003	October 26, 2002
	(In thousands)
Net income (loss)	$24,066	$16,512	$7,143	$46,668
Other comprehensive income (loss):
Cumulative translation adjustment	55	(2,898)	(38)	(3,015)

Comprehensive income (loss)	$24,121	$13,614	$7,105	$43,653

6.
Basic earnings per common share is based on the weighted average number of common shares outstanding. Diluted earnings per common share is based on the weighted average number of common shares outstanding and all potentially dilutive common stock equivalents.

  A reconciliation of the basic and diluted per share computations is as follows:

	13 Weeks Ended				39 Weeks Ended
	October 25, 2003		October 26, 2002		October 25, 2003		October 26, 2002
	(Dollars in thousands, except per share data)
Net income available to common shareholders	$24,066		$16,512		$7,143		$46,668

Weighted average number of common shares outstanding	127,960,737		124,011,459		126,138,273		123,722,642
Effect of dilutive securities:
Stock options	4,487,984		727,148		2,155,796		1,093,642
Restricted stock	198,560		51,207		199,130		51,207

Weighted average number of common shares outstanding and assumed conversions	132,647,281		124,789,814		128,493,199		124,867,491

Basic earnings per common share	$0.19		$0.13		$0.06		$0.38

Diluted earnings per common share	$0.18	(1)	$0.13	(2)	$0.06	(1)	$0.37	(2)

(1)
Options to purchase 3,743,163 and 4,247,368 common shares were excluded from the calculation of diluted earnings per common share for the 13 and 39 weeks ended October 25, 2003, respectively, because the exercise prices of these options were greater than the average market price. The weighted average exercise price of these options was $13.16 and $12.60, respectively.

(2)
Options to purchase 12,908,071 and 12,710,824 common shares were excluded from the calculation of diluted earnings per common share for the 13 and 39 weeks ended October 26, 2002, respectively, because the exercise prices of these options were greater than the average market price. The weighted average exercise price of these options was $8.66 and $8.72, respectively.

7.
The Company has two business segments: Domestic and International. The Company's operations in the United States, Puerto Rico and the U.S. Virgin Islands, comprised of its retail stores, e-Commerce operations, catalog business and outside sales groups, are included in the Domestic segment. The operations of the Company's majority-owned subsidiary in Mexico, OfficeMax de Mexico, are included in the International segment.

  The following table summarizes the results of operations for the Company's business segments for the 13 weeks ended October 25, 2003 and October 26, 2002:

13 Weeks Ended October 25, 2003	Total Company	Domestic	International
	(In thousands)
Sales	$1,286,223	$1,243,962	$42,261
Cost of merchandise sold, including buying and occupancy costs	943,473	911,637	31,836

Gross profit	342,750	332,325	10,425
Operating income	26,173	24,030	2,143
Interest expense (income), net	1,028	1,085	(57)
Minority interest	1,079	—	1,079

Net income	$24,066	$22,945	$1,121

13 Weeks Ended October 26, 2002	Total Company	Domestic	International
Sales	$1,255,606	$1,213,243	$42,363
Cost of merchandise sold, including buying and occupancy costs	937,942	905,881	32,061

Gross profit	317,664	307,362	10,302
Operating income	18,842	16,835	2,007
Interest expense (income), net	1,280	1,416	(136)
Minority interest	1,050	—	1,050

Net income	$16,512	$15,419	$1,093

  The following table summarizes the results of operations for the Company's business segments for the 39 weeks ended October 25, 2003 and October 26, 2002:

39 Weeks Ended October 25, 2003	Total Company	Domestic	International
	(In thousands)
Sales	$3,558,739	$3,451,721	$107,018
Cost of merchandise sold, including buying and occupancy costs	2,647,098	2,567,394	79,704

Gross profit	911,641	884,327	27,314
Operating income	11,566	8,153	3,413
Interest expense (income), net	2,443	3,070	(627)
Minority interest	1,980	—	1,980

Net income	$7,143	$5,083	$2,060

39 Weeks Ended October 26, 2002	Total Company	Domestic	International
Sales	$3,440,029	$3,323,434	$116,595
Cost of merchandise sold, including buying and occupancy costs	2,576,054	2,486,487	89,567

Gross profit	863,975	836,947	27,028
Operating income (loss)	(4,329)	(7,470)	3,141
Interest expense (income), net	4,746	5,190	(444)
Income tax benefit	(57,500)	(57,500)	—
Minority interest	1,757	—	1,757

Net income	$46,668	$44,840	$1,828

  The total assets of the International segment were approximately $72,448,000 and $69,728,000 as of October 25, 2003 and January 25, 2003, respectively. The total assets of the International segment included long-lived assets, primarily property and equipment, of approximately $22,097,000 and $23,676,000 as of October 25, 2003 and January 25, 2003, respectively. Depreciation expense for the International segment was approximately $790,000 and $2,409,000 for the 13 and 39 weeks ended October 25, 2003, respectively, and $791,000 and $2,490,000 for the 13 and 39 weeks ended October 26, 2002, respectively. Included in the total assets of the International segment was goodwill, net of accumulated amortization, of $3,699,000 as of October 25, 2003 and January 25, 2003.

8.
During the fourth quarter of fiscal year 2002, the Company conducted a review of its domestic real estate portfolio and committed to close eight underperforming superstores and one delivery center. In conjunction with these closings, the Company recorded a pre-tax charge for store closing and asset impairment of $11,915,000 during the fourth quarter of fiscal year 2002. Also during the fourth quarter of fiscal year 2002, the Company reversed certain portions of the store closing reserves established in fiscal year 2001 and fiscal year 2000 when those portions of the reserves were deemed no longer necessary. The reversals reduced the fiscal year 2002 charge by approximately $11,203,000.

  During the first quarter of fiscal year 2003, the Company closed the delivery center and two of the superstores included in the charge for store closing and asset impairment recorded during the fourth quarter of fiscal year 2002. The remaining superstores are expected to close during fiscal year 2003.

  A reconciliation of the major components of the Company's store closing reserve is as follows:

	Balance January 25, 2003	Payment / Usage	Balance October 25, 2003
	(in thousands)
Lease disposition costs, net of sublease income	$101,304	$14,890	$86,414
Other closing costs	2,926	2,415	511

Total	$104,230	$17,305	$86,925

  As of October 25, 2003 and January 25, 2003, $69,921,000 and $81,330,000 of the store closing reserve, respectively, was included in other long-term liabilities. Lease disposition cost included in the reserve for store closing costs includes the aggregate rent expense for the closed stores net of expected future sublease income of $94,070,000 and $109,139,000 as of October 25, 2003 and January 25, 2003, respectively. Of the total expected future sublease income included in the reserve for store closing costs, the Company had obtained sublease or assignment agreements for certain of its closed stores totaling $52,925,000 as of October 25, 2003.

9.
In the fourth quarter of fiscal year 2001, the Company recorded a $170,616,000 charge to establish a valuation allowance for its net deferred tax assets, including amounts related to its net operating loss carryforwards. The valuation allowance was calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), which places primary importance on the Company's operating results in the most recent three-year period when assessing the need for a valuation allowance. Although management believes the Company's results for those periods were heavily affected by deliberate and planned infrastructure improvements, including its PowerMax distribution network and state-of-the-art SAP computer system, as well as an aggressive store closing program, the Company's cumulative loss in the most recent three-year period represented negative evidence sufficient to require a full valuation allowance under the provisions of FAS 109. As of October 25, 2003, the valuation allowance was approximately $106,063,000, which represents a full valuation allowance of the Company's net deferred tax assets, including amounts related to its net operating loss carryforwards. The Company intends to maintain a full valuation allowance for its net deferred tax assets and net operating loss carryforwards until sufficient positive evidence exists to support reversal of some portion or the remainder of the allowance. Until such time, except for minor state, local and foreign tax provisions, the Company will have no reported tax provision, net of valuation allowance adjustments.

  On March 9, 2002, President Bush signed into law the "Job Creation and Worker Assistance Act" (H.R. 3090). This new tax law temporarily extended the carryback period, to five years from two years, for net operating losses incurred during the Company's taxable years ended in 2001 and 2000. During the first quarter of fiscal year 2002, the Company reversed a portion of the valuation allowance recorded during the fourth quarter of fiscal year 2001 and recognized an income tax benefit of $57,500,000 due to the extension of the carryback period. As of October 26, 2002, a receivable for the $57,500,000 income tax refund was included in other current assets. The Company received refunds for the additional net operating loss carryback resulting from the extension of the carryback period during fiscal year 2002.

10.
In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies consolidation requirements for variable interest entities ("VIEs") which establishes additional factors beyond ownership of a majority voting interest to indicate that a company has a controlling financial interest in an entity (or a relationship sufficiently similar to a controlling financial interest that it requires consolidation). Consolidation of a VIE by an investor is required when it is determined that the investor will absorb a majority of the VIE's expected losses or residual returns, if they occur. In October 2003, the FASB voted to defer adoption of FIN 46 for all VIE's or potential VIE's created before February 1, 2003 until the first fiscal period ending after December 15, 2003. FIN 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements with a cumulative-effect adjustment as of the beginning of the first year restated.

  The Company leases two of its PowerMax distribution facilities from VIEs (previously referred to as special purpose entities or SPEs) that have been established by nationally prominent, creditworthy commercial lessors to facilitate the financing of the inventory distribution facilities. The VIEs finance the cost of the property through the issuance of commercial paper. The Company has provided standby letters of credit of approximately $81,000,000 in support of the commercial paper. In the event that the Company defaults on its obligations under the leases, the VIEs could draw on the letters of credit in order to redeem the commercial paper. These letters of credit utilize a portion of the Company's available borrowing capacity under its revolving credit facility. Upon expiration of the synthetic operating leases, the Company can elect to purchase the related assets of both facilities at a total cost specified in the lease agreements of approximately $80,000,000. If the Company does not elect to purchase the related assets, the Company is required to honor certain fair value guarantees. These guarantees require the Company to reimburse the lessor for any shortfall from a fair value specified in the lease agreements. Currently, the Company expects to purchase the related assets upon expiration of the synthetic operating leases, or otherwise enter into an arrangement to maintain the continued use of these facilities.

  Based on the provisions of FIN 46, as of the beginning of its fourth quarter of fiscal year 2003, the Company is required to consolidate in its financial statements the assets and related depreciation, liabilities and non-controlling interests of the VIEs involved in the leasing of its PowerMax inventory distribution facilities. The Company's fourth quarter consolidated financial statements will reflect the outstanding debt of the VIEs of approximately $80,000,000 in other long-term liabilities. Also as a result of consolidating the VIEs, the Company's consolidated financial statements will reflect the net fixed assets of the VIEs of approximately $59,000,000 which is net of accumulated depreciation of approximately $21,000,000.

  The Company has elected to adopt the provisions of FIN 46 prospectively with a cumulative-effect adjustment as of the beginning of the fourth quarter of fiscal year 2003. Accordingly, the Company will record a non-cash extraordinary loss of approximately $21,000,000 in its fiscal fourth quarter which represents the excess of the carrying value of the newly consolidated liabilities and non-controlling interests over the carrying value of the newly consolidated assets. As a result of consolidating the VIEs, the Company will incur additional depreciation expense of approximately $1,000,000 per quarter beginning in the fourth quarter of fiscal year 2003. Consolidation of the VIEs will have no impact on the Company's cash flows.

11.
In November 2002, the FASB Emerging Issues Task Force ("Task Force") issued EITF Issue 02-16, "Accounting by a Customer (including a Reseller) for Cash Consideration Received from a Vendor" ("EITF 02-16"). EITF 02-16 addressed the following two issues: (i) the classification in a reseller's financial statements of cash consideration received from a vendor ("Issue 1"); and (ii) the timing of recognition by a reseller of a rebate or refund from a vendor that is contingent upon achieving a specific cumulative level of purchases or remaining a customer for a specified time period ("Issue 2"). Issue 1 stipulates that cash consideration received from a vendor is presumed to be a reduction of the prices of the vendors' products and should, therefore, be recognized as a reduction of cost of merchandise sold when recognized in the reseller's financial statements. However, that presumption is overcome when the consideration is either (a) a payment for assets or services delivered to the vendor, in which case the cash consideration should be recognized as revenue (or other income, as appropriate) when recognized in the reseller's income statement, or (b) a reimbursement of a specific, incremental, identifiable cost incurred by the reseller in selling the vendor's products, in which case the cash consideration should be characterized as a reduction of that cost when recognized in the reseller's income statement. Issue 2 states that vendor rebates should be recognized on a systematic and rational allocation of the cash consideration offered to each of the underlying transactions that results in progress by the reseller toward earning the rebate, provided the amounts are probable and reasonably estimable. Issue 1 was effective for all new arrangements, including modifications of existing arrangements, entered into after December 31, 2002. Issue 2 was effective for all new arrangements initiated after November 21, 2002.

  The Company and its vendors participate in cooperative advertising programs and other vendor marketing programs in which vendors reimburse the Company for a portion of its advertising expenses and other costs. In accordance with the transition provisions of EITF 02-16, the Company is required to adopt the new guidance prospectively as it negotiates agreements with new vendors or modifies existing agreements. The Company's vendor agreements typically do not have expiration dates and remain in effect until replaced, and therefore, it is expected to take up to 18 months to cycle through all vendor program negotiations in the normal course of business. As a result of the more restrictive standards defined in Issue 1 of EITF 02-16, the Company is required to record certain consideration received from its vendors as a reduction of cost of merchandise sold, which previously would have been recognized as a reduction of a related advertising expense. This change in accounting may impact the timing of recognition of cash consideration received from the Company's vendors and increase its gross profit and net advertising expenses. These changes do not affect the total amount of vendor income the Company receives from its vendors. The application of the new guidance reduced earnings by approximately $.01 per diluted share during each of the first and second quarters of fiscal year 2003 and by approximately $.02 per diluted share for the 39 weeks ended October 25, 2003.

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OFFICEMAX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Dollars in thousands, except per share data)